EXHIBIT 10.7




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                              EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of September, 2007 (the "Effective Date"), by and between EPIC ENERGY RESOURCES, INC. (the "Company") and Patrick W. Murray (the "Employee").

                                    Recitals

      WHEREAS, Employee was an employee of Pearl Investment Company, A Colorado corporation, and/or one of its affiliates (collectively with such affiliates, "Pearl"); and

      WHEREAS, Company has acquired all stock and other ownership rights to Pearl; and

      WHEREAS, the Company desires and intends to employ the Employee pursuant to the terms and conditions set forth in this Agreement; and

      WHEREAS, both the Company and the Employee have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Employment Agreement, the Employee and the Company agree as follows:

      1. COMPENSATION. The Company agrees to provide the Employee the following compensation during his/her employment pursuant to this Agreement:

                        a. Base Salary. From the Effective Date until changed as
                  provided in this section, the Company agrees to pay the Employee an annual salary of $220,000.00 (the "Base Salary"), payable bi-weekly in accordance with the Company's ordinary pay-roll policies and procedures for executive compensation. The Company agrees that during the employment of the Employee pursuant to this Agreement, the Employee's Base Salary will be subject to an annual review and adjustment by the Company, provided; however, that at no time during his/her employment pursuant to this Agreement will the Employee's Base Salary be reduced below the amount set forth in this section.

                        b. Business Expenses. The Company agrees that the
                  Employee shall be entitled to reimbursement for all reasonable expenses that the Employee may incur in the performance of his/her duties and obligations under this Agreement, provided, however, that such reimbursements shall be subject to the Company's policies for business expense reimbursement, and the Employee shall be required to submit to the Company acceptable documentation for all such expenses.

                        c. Incentive Bonus. The Company agrees that, from time
                  to time, the Employee may be entitled to additional bonus compensation in the discretion of the Board of Directors of

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                  the Company. The frequency, amount, and payment terms for any such incentive bonus compensation shall be left to the exclusive discretion of the Board of Director's of the Company and shall be paid by the Company, however the compensation plans and processes that Pearl currently utilizes will be used by the Company until further modified by the Board of Directors.

                        d. Employee Benefits. The Company agrees to provide the
                  Employee with those employee benefits that ordinarily are provided by the Company to its executive employees. The current employee benefits and policies that Pearl currently utilizes will be used by the Company until further modified by the Board of Directors. Such employee benefits shall be governed by the applicable plan documents, insurance policies, and/or employment policies, and may be modified, suspended, or revoked in accordance with the terms and provisions of such applicable documents or policies. In addition to these benefits, the Company agrees to provide or cause to provide the following benefits to the Employee:

                  (1) Vacation. The Company agrees to provide the Employee with paid vacation as per Pearl's current vacation plan and policies. Any changes in the current vacation plan and policies shall be subject to advance authorization by the Chairman and CEO of the Company.

      2. DURATION. The Term of this Agreement shall be defined and determined as follows:

                        a. Initial Term. This Agreement shall continue in full
                  force and effect for three years (the "Initial Term"), commencing on the Effective Date and expiring on the third anniversary of the Effective Date (the "Expiration Date"), unless terminated prior to the Expiration Date in accordance with Section 2(c).

                        b. Renewal Terms. Notwithstanding Section 2(a), the Term
                  of this Agreement shall automatically be extended for an additional one (1) year renewal term on the Expiration Date and on each successive anniversary of the Expiration Date (the "Renewal Date"), unless and until the Agreement terminates in accordance with Section 2(c).

                        c. Termination. This Agreement may be terminated as
                  follows:

                  (1) Death. This Agreement shall terminate immediately in the event of the Employee's death, provided, however, that the Employee's estate shall be paid the Base Salary that the Employee earned through the date of his/her death, in the time and manner in which the Employee would have been paid such compensation.

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                  (2) Disability. This Agreement shall terminate immediately in the event that the Employee becomes "disabled," as that term is defined in 29 C.F.R. ss.1630.2(g)(1), and is unable to perform the essential functions of his/her position, with reasonable accommodation for a period of 180 consecutive days.

                  (3) Good Cause. The Company shall be entitled to terminate this Agreement immediately, without any further liability to the Employee, for any "Good Cause," as defined in this section.

                         (a) For purposes of this Agreement, "Good Cause" shall
                  be defined as follows:

                              (i) an intentional act of fraud, embezzlement, or
                         theft in connection with his/her duties or in the course of his/her employment with the Company;

                              (ii) unauthorized intentional disclosure of
                         Company trade secrets or Confidential Information;

                              (iii) violation of any federal, state, or local
                         law, ordinance, rule, or regulation while conducting company business (other than traffic violations or similar offenses);

                              (iv) any material breach of corporate fiduciary
                         duties owed to the Company;

                              (v) refusal to perform the duties reasonably
                         required by the Employee's position as Executive Vice President of the Company and President of Pearl, which duties shall be consistent with similar positions in other engineering, construction, and development companies in the oil and gas industry;

                              (vi) in the event that the Company determines, in
                         the reasonable exercise of good faith, that the Employee's job performance is unsatisfactory;

                              (vii) any material misconduct in the course and
                         scope of the Employee's employment with the Company, including, but not limited to, dishonesty, disloyalty, disorderly conduct, insubordination, harassment of other employees or customers, abuse of alcohol or controlled substances, or other material violations of Company policies.

                              (viii) the Employee's violation of any material
                         provision of this Agreement.

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                         (b) In the event the Company believes "Good Cause"
                  exists for terminating this Agreement pursuant to this section, the Company shall give the Employee written Notice of the acts or omissions constituting "Good Cause" ("Cause Notice"), and termination of this Agreement shall be effective on the date such Notice is given by Company.

                  (4) Without Good Cause. The Company shall be entitled to
             terminate this Agreement for any reason other than death, disability, or "Good Cause," at any time during the Employee's employment, by providing written notice to the Employee that the Company is terminating the Agreement without "Good Cause," as defined herein ("Notice of Termination Without Good Cause"), provided, however, that the Company shall be required to pay Severance Pay in accordance with the Severance provisions described below.

                  (5) Resignation. The Employee shall have the right to
             terminate this Agreement at any time, for any reason, by providing the Company with thirty (30) days' written notice ("Notice of Resignation"), provided, however, that subsequent to his/her resignation, the Employee shall be required to comply with the Non-Disclosure, Non-Competition, and Non-Interference provisions set forth in this Agreement and shall not be entitled to any Severance Pay. Notwithstanding the foregoing, however, in no event shall Employee be required to comply with the Non-Disclosure, Non-Competition and Non-Interference provisions for longer than the earlier to occur of the following: (i) twenty four (24) months following the effective date of Employee's resignation; (ii) the expiration of the Initial Term (if the Initial Term has not yet expired on the date of Employee's Notice of Resignation) or the expiration of the then-current Renewal Term (if the Initial Term has expired on the date of Employee's Notice of Resignation), whichever is applicable.

      3. RESPONSIBILITIES AND OBLIGATIONS OF THE EMPLOYEE. Employee shall be an employee of the Company and shall have such duties and responsibilities as shall be reasonably specified by the Company throughout the Term. Employee's duties and responsibilities may be unilaterally modified from time to time by the Company. The Employee covenants and agrees that he/she will faithfully devote his/her best efforts and full-time attention and skill to the business of the Company as is reasonably necessary to perform his/her obligations under this Agreement. Accordingly, the Employee covenants and agrees that he/she will not engage in competition with the Company during the term of this Agreement. Employee has attached hereto, as Schedule A, a list of all potential conflicts regarding engagements outside the course and scope of Employee's duties to the Company, which Company hereby acknowledges and confirms that such potential conflicts are acceptable and not in violation of the terms of this Agreement. Furthermore, the Company understands and agrees that it is acceptable for Employee to be involved with, attend and make presentations at industry courses, trade shows, training programs, conventions and trade associations.

      4. SEVERANCE. In the event that the Company terminates this Agreement without "Good Cause", as defined above, the Company agrees to pay the Employee the following compensation (the "Severance Pay"):

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                        a. Amount and Terms of Payment. In the event that the
                  Company terminates this Agreement without "Good Cause," as defined in Section 2(c)(3) of this Agreement, the Company agrees to pay the Employee Severance Pay in an amount equal to the Employee's Base Salary for (i) the remainder of the Initial Term (if the Initial Term has not yet expired) or (ii) the remainder of the then-current Renewal Term (if the Initial Term has expired), whichever is applicable; provided, however, in no event shall Company pay Employee Severance Pay in an amount less than three (3) months of the annual amount of Employee's Base Salary in effect immediately prior to Employee's termination. Such Severance Pay shall be provided in a lump sum within thirty (30) days after such termination becomes effective. In addition, Employee shall immediately vest in any and all stock options or other stock, deferred or other compensation, retirement or welfare plans in which Employee is a participant or beneficiary.

                        b. Exceptions. Severance Pay shall not be payable under
                  this section in any of the following circumstances:

                  (1) In the event that this Agreement is terminated as a result of the death or disability of the Employee, as provided in Sections 2(c)(1)-(2) [provided Employee shall be fully vested upon death or disability in any and all stock options or other stock, deferred or other compensation, retirement or welfare plans in which Employee is a participant or beneficiary], or

                  (2) In the event that this Agreement is terminated for "Good
             Cause," as defined in Section 2(c)(3), or

                  (3) In the event of the Employee's resignation, as provided in
             Section 2(c)(5).

      5. SUCCESSORS AND ASSIGNS. The parties acknowledge and agree that this Agreement may be assigned by the Company to any successor or assign of the Company or any other person or entity. The parties further acknowledge and agree that the Employee's duties, obligations, compensation, and benefits are personal to the Employee and may not be assigned to any person or entity without the written consent of the Company. In the event of the Employee's death, this Agreement shall be enforceable by the Employee's estate, executors, or legal representatives, but only to the extent that such persons may collect any compensation due to the Employee under this Agreement, as provided in Section 2(c)(1).

      6. NON-DISCLOSURE. The Company and the Employee agree as follows:

                        a. During the course of his/her employment, Company will
                  provide confidential information to the Employee. During and after his/her employment by the Company, the Employee agrees that he/she shall not directly or indirectly disclose any Confidential Information, as defined in this section, unless

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                  such disclosure is (i) to an employee of the Company or its subsidiaries; (ii) to a person to whom disclosure is reasonably necessary or appropriate in connection with the performance of his/her duties as an employee of the Company;
                  (iii) authorized in writing by the Company; or (iv) required by any Court or administrative agency.

                        b. In the event that this Agreement is terminated for
                  any reason, the Employee agrees that he/she shall, within seventy-two (72) hours upon request by the Company, return any and all records, files, documents, materials, resumes, copies, equipment, vehicles, literature, data, information, audio or videotapes, order forms, memoranda, correspondence, customer lists or information, prospect lists or information, business plans, financial statements or information pertaining to the Company, its customers, clients or prospects, loan documents, deposit records, loan records, agreements, contracts, orders, records, policy or procedure manuals or memoranda, cards or notes acquired, compiled or coming into the Employee's knowledge, possession or control in connection with his/her activities as an employee of the Company, as well as all machines, parts, equipment or other materials received from the Company or from any of its customers, clients or prospects in connection with such activities.

                        c. The Employee acknowledges and agrees that these
                  non-disclosure agreements shall survive any termination of this Agreement and shall be fully enforceable by the Company or its successor or assignee subsequent to the termination of the Employee's employment, regardless of the reason for such termination.

                        d. For purposes of this Agreement, the term
                  "Confidential Information" shall be defined as information in the possession of, prepared by, obtained by, or compiled by the Company which is not generally available to the public. "Confidential Information" shall include information pertaining to, but not limited to: customer lists, bid policies and practices, pricing information, financial and other data, contract information, employee lists, manuals, documentation, forms, contracts, agreements, literature, sources of supply, specifications, techniques, engineering, training methods, procedures, systems, data, computer software programs, source codes, hardware development, plans, processes, inventions, discoveries, proprietary technology, methods, trademarks, trade secrets, know-how, corporate books and records, other information concerning Company's business or assets or financial condition and evaluations and use or non-use of other technical or business information not in the public domain and research projects and customer-specific information disclosed to Employee by the Company which is not generally known to the public. The Employee acknowledges and agrees that this information, if disclosed, could place the Company at a competitive disadvantage.

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      7. NON-COMPETITION.

                        a. Business Relationships and Goodwill. The Employee
                  acknowledges and agrees that as an employee and representative of the Company, the Employee will be responsible for building and maintaining business relationships and goodwill with current and future customers, clients, and prospects on a personal level. The Employee acknowledges and agrees that this responsibility creates a special relationship of trust and confidence between the Company, the Employee, and these persons or entities. The Employee acknowledges and agrees that this special relationship of trust and confidence between the Company, the Employee, and current and future customers, clients, and prospects creates a high risk and opportunity for the Employee to misappropriate these relationships and the goodwill existing between the Company and such persons and entities. The Employee acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation.

                        b. Consideration. The Employee acknowledges and agrees
                  that he/she has received and will receive substantial, valuable consideration for the agreements set forth in this section, including, but not limited to, access to Confidential Information, as defined above, or compensation and benefits as described herein. The Employee acknowledges and agrees that this constitutes fair and adequate consideration for the agreements set forth in this section.

                        c. Scope of Non-Competition Obligation. In consideration
                  for the valuable consideration described above, the Employee acknowledges and agrees that for a period commencing upon Employee's termination of employment from the Company for any reason, and ending on the earlier of: (i) twenty-four (24) months following the termination of this Agreement; (ii) the expiration of the Initial Term (if the Initial Term has not yet expired on the date of Employee's termination of employment with the Company) or (iii) the expiration of the then-current Renewal Term (if the Initial Term has expired on the date of Employee's termination) (hereinafter, the "Lock Out Period"), Employee will not solicit with any person, company, or business that was or is a client, Customer, or prospect of the Company ("Restricted Customer"). A person or entity is considered to be a Restricted Customer if Company has taken steps with the direct objective of obtaining business specifically from such person or entity after Company has made a formal proposal or presentation to such person or entity, which may, but need not, include negotiations with such person or entity. The Employee further acknowledges and agrees that during the Lock Out Period, the Employee will not engage in the Same or a Similar Business as the Company, including working for any company or business as an agent, consultant, partner, employee, officer, shareholder or independent contractor (but excluding any client or Customer

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                  of the Company), in the Market Area, as that term is defined herein. The Employee acknowledges and agrees that these non-competition agreements shall survive any termination of this Agreement and shall be fully enforceable by the Company or its successor or assignee subsequent to the termination of the Employee's employment, regardless of the reason for such termination.

                        d. Definitions. For purposes of this section, the
                  following definitions shall apply:

                  (1) The term "Same or a Similar Business as the Company" shall be defined as an Oil and Gas Engineering, Construction and Development Services Company,

                  (2) The term "Market Area" shall be defined as each
             geographical location in which the Company is currently and actively carrying out business as of the date of Employee's termination of employment with the Company.

                        e. Enforcement. The Employee acknowledges and agrees
                  that the Agreements set forth above are ancillary to an otherwise enforceable agreement and supported by independent, valuable consideration as required by TEX. BUS. & COM. CODE ANN. ss.15.50. The Employee further acknowledges and agrees that the limitations as to time, geographical area, and scope of activity to be restrained are reasonable and acceptable to the Employee and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. The Employee further agrees that if, at some later date, a court of competent jurisdiction determines that these Agreements do not meet the criteria set for in TEX. BUS. & COM. CODE ANN. ss.15.50(2), these Agreements shall be reformed by the court, pursuant to TEX. BUS. & COM. CODE ANN. ss.15.51(c), and enforced to the maximum extent permitted under Texas law.

      8. NON-INTERFERENCE. The Employee agrees that during the Lock Out Period, the Employee shall not solicit or recruit, directly or by assisting others, any other employees of the Company, nor shall the Employee contact or communicate with any other employees of the Company for the purpose of inducing other employees to terminate their employment with the Company. For purposes of this covenant, "other employees" shall refer to employees who are actively employed by, or doing business with, the employer at the time of the attempted recruiting or hiring. The Employee acknowledges and agrees that these non-interference agreements shall survive the termination of this Agreement and shall be fully enforceable by the Company or its successor or assignee subsequent to the termination of the Employee's employment, regardless of the reason for such termination.

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      9. PROPRIETARY DEVELOPMENTS. The Company and the Employee agree as follows:

Employee agrees promptly to fully disclose and assign and does hereby assign to the Company the entire right, title and interest throughout the world in and to all inventions, improvements, discoveries, know-how, trade secrets, processes, methods, designs, programs, machines, manufactures, compositions, apparatus or other products ("Inventions"), whether or not patentable, made or conceived or discovered or developed or reduced to practice, solely or jointly, by Employee during his term and in the scope of his employment with the Company:

During working time chargeable to the Company, which relate in any manner to the Company's field of business interest or are suggested by or to Employee or result directly from work performed by Employee for the Company or are made by the use of the Company's facilities, supplies, materials, equipment or Confidential Information; or

While on or partially on the Company's time, regardless of the nature of the Invention.

Employee acknowledges that all Inventions which are made by Employee (solely or jointly with others) within the scope of and during the term of this Agreement are "works made for hire" (to the greatest extent permitted by applicable law) for which Employee is compensated by the fees paid hereunder, but that, in the event any such Invention is deemed not to be a work made for hire, Employee hereby assigns all rights in such Invention to the Company.

Employee has attached hereto, as Schedule B, a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets which were created or owned by Employee prior to the date of this Agreement (collectively referred to as "Prior Inventions"), which belong solely to Employee or belong to Employee jointly with another, which relate in any way to any of the Company's proposed businesses, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, in the course of Employee's employment, Employee incorporates into a Company product, process or machine a Prior Invention owned by Employee or in which Employee has an interest, Employee hereby grants the Company, and the Company shall have, a non-exclusive, irrevocable, perpetual, worldwide license to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine.

Employee will cooperate with the Company in all lawful ways in order to carry into effect the provisions of this Section, including the execution of any papers or documents deemed by the Company to be desirable or necessary to enable the Company to apply for, secure, maintain and enforce patent or copyright protection thereon in the United States of America and in foreign countries including, but not limited to applications, assignments and other legal instruments and providing testimony. Employee shall not receive any additional compensation for such cooperation.

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      10. WARRANTY BY THE EMPLOYEE. The Employee represents and warrants that he is free to execute this Agreement and that his performance of all terms under this Agreement will not result in a breach of any duty owed by the Employee to another, under contract or otherwise, or violate any confidence of another. The Employee warrants that he has executed no prior non-competition, non-disclosure or confidentiality agreements that would in any way interfere with his employment by the Company.

      11. NOTIFICATION AUTHORIZED. Employee agrees that Company may notify any future employer of Employee of the restrictions contained herein.

      12. ARBITRATION. The Company and the Employee agree as follows:

                        a. Any claim or controversy arising out of or relating
                  to this Agreement, or any breach of this Agreement, shall be settled by final and binding arbitration in Montgomery County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect on the date the claim or controversy arises. The Employee and the Company agree that either party must request arbitration of any claim or controversy within sixty (60) days of the date the claim or controversy first arises, by giving written notice of the party's request for arbitration ("Arbitration Notice"). Failure to effectively communicate the Arbitration Notice within the time limitation set forth in this section shall constitute a waiver of the claim or controversy.

                        b. In the event that any dispute arising under this
                  Agreement concerns any payment required to be made under any provision of this Agreement, both parties agree that the party that has allegedly not made the payment shall deposit the amount of the disputed payment in an interest-bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice. In the event that any dispute arising under this Agreement concerns the amount of any payment required to be made under any provision of this Agreement, both parties agree that the party that has allegedly not made the payment shall pay the undisputed portion of the payment to the other party and deposit the disputed portion of the payment in an interest bearing account with a financial institution acceptable to the other party within five (5) days after either party effectively communicates its Arbitration Notice.

                        c. All claims or controversies subject to arbitration
                  under this Agreement shall be submitted to an arbitration hearing within thirty (30) days after the Arbitration Notice is communicated. All claims or controversies shall be resolved by a panel of three (3) arbitrators selected in accordance with the applicable Commercial Arbitration Rules. Either party may request that the arbitration proceeding be steno graphically recorded by a certified shorthand reporter. The arbitrators shall issue a written decision with respect to all claims or controversies submitted under this section within thirty (30) days after the completion of the arbitration hearing. The parties are entitled to be represented by legal counsel of any arbitration hearing, and

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                  each party shall be responsible for its own attorneys' fees.
                  The parties agree that the arbitrators shall have the authority to charge the costs of the arbitration proceeding against the non-prevailing party. Otherwise, the parties agree to pay one-half (1/2) of the costs of the arbitration proceeding.

                        d. The parties agree that either party may specifically
                  enforce this section, and submission to arbitration may be compelled by any court of competent jurisdiction. The parties further acknowledge and agree that the decision of the arbitrators may be specifically enforced by either party in any court of competent jurisdiction.

                        e. The parties acknowledge and agree that,
                  notwithstanding the provisions of this section, nothing in this Agreement shall be construed to require the arbitration of any claim arising out of or relating to the Non-Disclosure, Non-Competition or Non-Interference provisions set forth in this Agreement. These provisions shall be enforceable by any Court of competent jurisdiction and shall not be subject to arbitration under this section. Further, the parties agree that nothing in this Agreement shall be construed to require the arbitration of any claim or controversy arising out of a claim for unemployment compensation or a claim for workers' compensation (although any claim asserted pursuant to TEX. LABOR CODE ss. 451 or any successor provision shall be subject to arbitration).

      13. RULES OF CONSTRUCTION. The following provisions shall govern the interpretation and enforcement of this Agreement:

                        a. Payroll Deductions. The Employee understands and
                  agrees that, with respect to any compensation or benefits required to be paid under this Agreement, the Company is authorized to withhold any amounts from such compensation required by federal, state, or local law.

                        b. Remedies. The Employee understands and agrees that,
                  in the event that the Employee violates any of the Non-Disclosure, Non-Competition or Non-Interference provisions set forth in this Agreement, the Company will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, the Employee acknowledges and agrees that the Company shall be entitled to immediate injunctive relief, either by temporary or permanent injunction without the necessity of posting bond, to prevent such a violation. The Employee acknowledges and agrees that this injunctive relief shall be in addition to any other legal or equitable relief to which the Company would be entitled.

                        c. Severability. The parties acknowledge and agree that
                  each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, the parties acknowledge and agree that, in the event any provision

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                  of this Agreement is determined to be unenforceable for any reason, the remaining covenants and/or provisions will remain effective, binding, and enforceable. In the event that any provision of this Agreement is determined to be unenforceable for any reason, the parties agree to substitute a comparable provision dealing with the same subject matter as the unenforceable provisions, which approximate the effect and intent of the unenforceable provision to the maximum extent permissible under applicable law.

                        d. Waiver. The parties acknowledge and agree that the
                  failure of either party to enforce any provision of this Agreement shall not constitute a waiver of that particular provision or of any other provisions of this Agreement.

                        e. Choice of Law. The parties acknowledge and agree that
                  the law of Texas will govern the validity, interpretation, and effect of this Agreement and dispute relating to, or arising out of, the employment relationship between the Company and the Employee.

                        f. Modification. The parties acknowledge and agree that
                  this Agreement constitutes the complete and entire agreement between them, that the parties have executed this Agreement based upon the express terms and provisions set forth herein, that the parties have not relied on any representations, oral or written, which are not set forth in this Agreement, that no previous agreement, either oral or written, shall have any effect on the terms or provisions of this Agreement, and that all previous agreements, either oral or written, are expressly superseded and revoked by this Agreement. In addition, the parties acknowledge and agree that the provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement (i) is in writing, (ii) contains an express provision referencing this Agreement,
                  (iii) is signed by the Employee, (iv) is signed by an authorized representative of the Company, and (v) is approved by the Board of Directors of the Company.

                        g. Execution. The parties agree that this Agreement may
                  be executed in multiple counterparts, each of which shall be deemed an Original for all purposes.

                        h. Headings. The parties agree that the subject headings
                  set forth at the beginning of each section in this Agreement are provided for each of reference only, and shall not be utilized for any purpose in connection with the construction, interpretation, or enforcement of this Agreement.

      14. LEGAL CONSULTATION. The parties acknowledge and agree that both parties have been afforded a reasonable opportunity to review this Agreement with legal counsel prior to executing the agreement.

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

      15. NOTICES. The parties acknowledge and agree that any and all Notices required to be delivered under the terms of this Agreement shall be forwarded by personal delivery or certified U.S. mail. Notices shall be deemed to be communicated and effective on the date they are personally delivered or three
(3) days after the date such Notices are deposited (postage pre-paid) in the U.S. Mail. Such Notices shall be addressed as follows:

      To the Employee:                    To the Company:
      ---------------                     --------------

      Patrick W. Murray                   Epic Energy Resources, Inc.
      6300 E. Irwin Place                 10655 Six Pines Drive, Suite 220
      Centennial, Colorado  80015         The Woodlands, TX  77380









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EXECUTED on this 1st day of September, 2007.

                                    EMPLOYEE

                                          /s/ Patrick W. Murray
                                          -----------------------------
                                          Print Name: Patrick W. Murray



                                          EPIC ENERGY RESOURCES, INC.


                                          By:  /s/ John S. Ippolito
                                          -----------------------------
                                          Title: President




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                                   SCHEDULE A

   Board of Trustees, Chairman of the Board, Regis Jesuit High School.






                                       15
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